SECOND AMENDMENT TO THE
DISTRIBUTION AGREEMENT

THIS SECOND AMENDMENT dated as of February 21, 2013, to the Distribution Agreement, dated as of October 23, 2009 (the "Agreement"), as amended November 8, 2011, is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on behalf of its series, the Gerstein Fisher Funds (the "Funds") and QUASAR DISTRIBUTORS, LLC, (the “Distributor”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Distributor desire to amend the Agreement to add an additional series and to amend the fees; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS                                                                                     QUASAR DISTRIBUTORS, LLC

By: /s/ Joseph Neuberger	By: /s/ James R. Schoenike

Printed Name: Joseph Neuberger	Printed Name: James R. Schoenike

Title: Chairman	Title: President

Amended Exhibit A
to the
Distribution Agreement – Trust for Professional Managers

Name of Series
Gerstein Fisher Multi-Factor Growth Equity Fund
Gerstein Fisher Multi-Factor International Growth Equity Fund
Gerstein Fisher Multi-Factor Global Real Estate Securities Fund

Amended Exhibit B to the Distribution Agreement – Quasar Distributors, LLC
Gerstein Fisher Funds QUASAR DISTRIBUTORS, LLC REGULATORY DISTRIBUTION SERVICES FEE SCHEDULE at March 1, 2013

Regulatory Distribution Annual Services Per Fund*
_____ basis points on assets above $_____ million
Base annual fee:      $_____ /fund

Default sales loads and distributor concession, if applicable, are paid to Quasar.

Advertising Compliance Review
▪  FINRA Filings
    − $_____ /job for the first 10 pages (minutes if tape or video); $_____ /page (minute if tape or video) thereafter (includes FINRA filing fee).
▪  Non-FINRA filed materials, e.g. Institutional Use Only, Quasar Review Only, Correspondence, etc.
    − $_____ /job for the first 10 pages (minutes if tape or video); $_____ /page (minute if tape or video)
       thereafter.
▪  FINRA Expedited Filing Service for 3 Day Turnaround
    − $_____ for the first 10 pages (minutes if audio or video); $_____ /page (minute if audio or video)
       thereafter. (FINRA may not accept expedited request.)
▪  Quasar Expedited Review Service for 24 Hour Turnaround – Does not include FINRA filing fee, if applicable
    − $_____ for the first 10 pages (minutes if audio or video); $_____ /page (minute if audio or video) thereafter.
Licensing of Investment Advisor’s Staff (if desired)
▪  $_____ /year per registered representative
▪  Quasar is limited to these licenses for sponsorship: Series, 6, 7, 24, 26, 27, 63, 66
▪  $_____ /FINRA designated branch location
▪  Plus all associated FINRA and State fees for Registered Representatives, including license and renewal fees
Fund Fact Sheets
▪  Design - $_____ /fact sheet, includes first production
▪  Production - $_____ /fact sheet per production period
▪  All printing costs are out-of-pocket expenses, and in addition to the design fee and production fee
▪  Web sites, third-party data provider costs, brochures, and other sales support materials – Project priced via Quasar proposal
Out-of-Pocket Expenses
Reasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of shares, including, but not limited to:
▪  Typesetting, printing and distribution of prospectuses and shareholder reports
▪  Production, printing, distribution, and placement of advertising, sales literature, and materials
▪  Engagement of designers, free-lance writers, and public relations firms
▪  Long-distance telephone lines, services, and charges
▪  Postage, overnight delivery charges
▪  FINRA registration fees [To include late U5 charge (if applicable)]
          (FINRA advertising filing fees are included in Advertising Compliance Review section above)
▪  Record retention
▪  Travel, lodging, and meals

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s signature below acknowledges approval of the fee schedules on this Amended Exhibit B.

By:  Gerstein, Fisher & Associates, Inc.

Name:     /s/ Gregg S. Fisher

Title:      President & CEO                                                                  Date:    3/15/13